Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Onconova Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Newly Registered Securities
	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(c) and Rule 457 (h)	1,667,660	(1)	$0.68	(2)	$1,134,008.80	(2)	$110.20 per $1,000,000.00	$124.97	-	-	-	-
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457 (h)	332,340	(1)	$1.26	(3)	$418,748.40	(3)	$110.20 per $1,000,000.00	$46.15	-	-	-	-
Fees Previously Paid	-	-	-	-		-		-		-	-	-	-	-	-
	Carry Forward Securities
Carry Forward Securities	-					-		-		-	-	-	-	-	-
	Total Offering Amounts							$1,552,757.20			$171.12
	Total Fees Previously Paid										-
	Total Fee Offsets										-
	Net Fee Due										$171.12

(1)	This registration statement covers shares of our common stock, par value $0.01 per share (the “Common Stock”) of Onconova Therapeutics, Inc. (the “Company”) that may be offered or sold pursuant to the Company’s 2021 Incentive Compensation Plan, as Amended and Restated (the “Plan”). In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions in accordance with the anti-dilution provisions of the Plan.
(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $0.68, the average of the high and low price of the Common Stock as reported on the NASDAQ Capital Market on November 10, 2022.

(3)

Computed in accordance with Rule 457(h) of the Securities Act. On August 18, 2022, after the stockholders of the Company approved the Plan, the Board of Directors of the Company approved a grant of non-qualified stock options to purchase 66,468 shares of Common Stock at an exercise price of $1.26 per share to each of the Company’s non-employee directors.